SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                 FORM 8-K


                              CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934



   Date of Report (Date of earliest event reported) September 13, 2001



                                 NIKE, INC.
             (Exact name of registrant as specified in its charter)


         Oregon                   1-10635                  93-0584541
(State of incorporation)      (Commission File           (IRS Employer
                                   Number)              Identification No.)

One Bowerman Drive, Beaverton, Oregon                      97005-6453
(Address of principal executive offices)                   (Zip Code)

                              (503) 671-6453
             (Registrant's telephone number, including area code)


Item 5.  OTHER EVENTS

                          NIKE, INC. RESCHEDULES
         FIRST QUARTER EARNINGS RELEASE AND ANNUAL MEETING OF SHAREHOLDERS

Beaverton, OR (September 13, 2001) - NIKE, Inc. (NYSE: NKE) announced today that, in consideration of this week's tragic events and related stock market closures, it has rescheduled its first quarter fiscal 2002 earnings release and annual meeting of shareholders. First quarter earnings results, originally scheduled to be released on Monday, September 17, 2001, will be released on Thursday, September 20, 2001 after the market closes.

The Company's annual meeting of shareholders, originally scheduled to be held in Portland, Maine on September 17, 2001, will be held on Friday, September 21, 2001 at the World Forestry Center, Cheatham Hall, 4033 SW Canyon Road, Portland, Oregon 97221, at 10:00 AM Pacific Time. Registration will begin at 9:00 AM Pacific Time. Shareholders must present the admission ticket enclosed with the Company's Proxy Statement to attend the meeting. As a technical requirement, on September 17, Nike management will "adjourn" the meeting in Portland, Maine to the new date, time and location.

The earnings release conference call and the annual meeting of shareholders will be webcast live at www.nikebiz.com/invest and will be available for replay in an archived version at the same location until Tuesday, September 25, 2001, at 4:00 PM Pacific Time. Please logon to the website at least fifteen minutes prior to each webcast in order to download the necessary software.

News releases are also available on the Internet at www.nikebiz.com/invest or www.prnewswire.com/cnoc/exec/menu?622104.

NIKE, Inc., based in Beaverton, Oregon, is the world's leading designer and marketer of authentic athletic footwear, apparel, equipment and accessories for a wide variety of sports and fitness activities. Wholly owned Nike subsidiaries include Bauer NIKE Hockey Inc., the world's leading manufacturer of hockey equipment, and Cole Haan, which markets a line of high-quality men's and women's dress and casual shoes.


                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          NIKE, Inc.
                                         (Registrant)

Date:  September 13, 2001


                                         By /s/ Donald W. Blair
                                           Chief Financial Officer